Exhibit 99.1

                    JUPITERMEDIA CORPORATION REPORTS RESULTS
                 FOR ITS FOURTH QUARTER ENDED DECEMBER 31, 2006

(New York, NY - March 14, 2007) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended December 31, 2006

Highlights for the year 2006 include:

  o  Revenues grew 21% to $137.5 million.

  o Net income was $13.1 million, or $0.36 per diluted share. Net income for 2006 included a gain of $5.6 million, net of income taxes, related to the sale of Jupitermedia's research business.

  o Earnings per diluted share from continuing operations were $0.21 and included non-cash stock-based compensation expense of $0.06.

Highlights for the fourth quarter of 2006 include:

  o Revenues for the fourth quarter of 2006 were $34.8 million compared to revenues of $33.2 million for the same period last year, an increase of 5%.

  o Earnings per diluted share from continuing operations were $0.02 and included non-cash stock-based compensation expense, legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007 and one-time charges for severance, legal fees, non-cash venture investment writedowns and professional fees associated with abandoned potential acquisitions which totaled $0.03 per diluted share.

"Our financial results for the year ended December 31, 2006 included record revenues. We have been emphasizing the development of our Jupiterimages division and have made significant investments in our image production, technology platforms and direct sales teams during the year," stated Jupitermedia's Chairman and CEO Alan M. Meckler. "At the same time, we have made progress in integrating our many recent image acquisitions. In addition to the expansion of our image offerings, we have continued to increase our wholly-owned royalty-free music offerings. In the fourth quarter we started making investments in our Media business, with the launch of several new IT Web sites and companion trade shows. In addition, we recently announced the acquisition of the remaining 50.1% interest in the ISPCON trade shows and the acquisition of JustTechJobs.com, which is a natural e-commerce offering for our Online Media business audience of over 20 million unique users," added Meckler.

Jupitermedia Corporation 4th Quarter 2006 Financial Results Conference Call
Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2006 fourth quarter results on Thursday, March 15, 2007 at 11:00 am EST.

The conference call number is (800) 378-9344 for domestic participants and (913) 643-4204 for international participants; pass code "289 1428." Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Friday, March 29, 2007. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: "289 1428."


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Acquisitions

In October 2006, Jupitermedia announced that its Jupiterimages division acquired all of the shares of Cover - Imagen y Publicaciones, S.L. (www.cover.es). With offices in Barcelona and Madrid, Cover Images is a leading agency focused on the distribution of local and international rights-managed images. Terms of this acquisition were not disclosed.

In December 2006, Jupitermedia announced the acquisition of controlling ownership in HAAP Media Ltd. having increased its ownership position from an initial 49.7% equity investment made in January 2006 to 90% in HAAP Media Ltd. Based in Budapest, Hungary, HAAP Media operates Stockxpert.com
(www.stockxpert.com), a micropayment stock photo Web site, and Stock.xchng (www.sxc.hu), a stock photo community Web site. Financial terms of this transaction were not disclosed.

In December 2006, Jupitermedia announced the acquisition of JustTechJobs.com (http://www.justtechjobs.com/), an online tech job site. JustTechJobs.com has selected the leading technologies in the IT industry and has created separate vertically focused Web sites dedicated exclusively to each. This niched approach gives JustTechJobs.com the unique ability to get the right job postings directly to the right technology professionals. Terms of this acquisition were not disclosed.

In January 2007, Jupitermedia announced that its Jupiterimages division acquired the assets of StudioCutz.com (www.studiocutz.com) and BlueFuseMusic.com (www.bluefusemusic.com) from Mediatone Music, Inc. Also included in the transaction were the assets of NoiseFuel.com (imaging elements & sound effects, www.noisefuel.com) and MediaMusicLoops.com (www.mediamusicloops.com). These sites include a music library of over 2,600 wholly-owned tracks of high quality royalty free music and 5,500 sound effects. Terms of this acquisition were not disclosed.

In January 2007, Jupitermedia announced that it acquired the remaining 50.1% interest in the two annual ISPCON trade shows as well as 100% of the INBOX trade shows from The Golden Group I, Inc. Jupitermedia now owns 100% of these properties, up from the 49.9% interest in ISPCON held prior to the transaction. Financial terms of this transaction were not disclosed.

Divestiture and Discontinued Operations

In March 2006, Jupitermedia sold its JupiterResearch division for $10.1 million in cash and the assumption of certain liabilities by the purchaser, subject to certain post-closing adjustments. The purchaser is JupiterResearch, LLC a subsidiary of JupiterKagan, Inc., which is a portfolio company of MCG Capital Corporation (Nasdaq: MCGC). As a result of this sale, Jupitermedia's Research segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In October 2006, Jupitermedia announced the launch of JupiterGreetings.com, a new paid subscription service for animated online greeting cards, 3D films and cartoons, online photo


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albums and more. By combining some of the 400,000 high-quality 3D animations and movies from Animation Factory (www.animationfactory.com) with music and sound effects from RoyaltyFreeMusic.com (www.royaltyfreemusic.com), Jupiterimages has efficiently and rapidly created a new line of business.

In February 2007, Jupitermedia announced the launch of RoyaltyFreeMusic.com's (www.royaltyfreemusic.com) subscription service, which provides subscribers with access to its entire wholly-owned library of over 6,000 music tracks and more than 10,000 sound effects. Subscriptions are available for one month and one year, allowing subscribers to download up to 90 tracks and 300 sound effects per month. Benefits to subscribers include access to brand new tracks and sound effects added monthly, and the convenience of never having to deal with ongoing licensing fees for their projects.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary content and advertising opportunities with the addition of the following:

In October 2006, Jupitermedia announced the launch of internetnews.com podcasts (www.internetnews.com/podcasts), a series of Web-based audio "newscasts" covering the hottest stories in the enterprise IT and Internet technology sectors. Weekly topics include breaking news on: Linux and Open Source; Enterprise Software; Chips, Processors and Hardware; Storage; and leading IT companies such as Microsoft, Sun, Oracle and Google, as reported by internetnews.com's beat reporters and experts. The podcasts are free of charge.

In December 2006, Jupitermedia announced the launch of bITaPlanet.com (www.bitaplanet.com) and a related conference dedicated to business IT alignment. bITaPlanet.com and the bITa USA 2007 conference (www.bitausa.com) cover the emerging field of business IT alignment to help senior IT managers keep their technology working toward their company's business objectives covering: compliance, Sarbanes-Oxley, IT governance, ITIL (IT Infrastructure Library) and business optimization. The bITa USA 2007 Conference (to be held in Boston in May 2007) is being produced by Jupitermedia in conjunction with the bITa Center, an international organization that produces conferences on business IT alignment.

In February 2007, Jupitermedia announced its new Web Video Summit tradeshow (www.webvideosummit.com) will be held June 27-28, 2007 at the San Jose Marriott in San Jose, California. The conference will serve those who create and distribute video over the Web, with industry expert Dave Burstein chairing the program.

In March 2007, Jupitermedia announced the launch of WebVideoUniverse.com (www.webvideouniverse.com), a Web site focused on shooting, editing and distributing video over the Web. WebVideoUniverse.com includes comprehensive coverage of this emerging vertical market with sections including: Filming, Editing/Encoding, Distributing, Marketing/Promotion, Resources and Discussion, and is part of internet.com's IT channel.


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

                                              Jupitermedia Corporation
                              Unaudited Consolidated Condensed Statements of Operations
                           For the Three Months and Years Ended December 31, 2005 and 2006
                                      (in thousands, except per share amounts)
                                                                    Three Months Ended           Year Ended
                                                                       December 31,             December 31,
                                                                --------------------------- -----------------------
                                                                    2005         2006         2005        2006
                                                                ------------- ------------ ----------- ------------
Revenues                                                          $ 33,174     $ 34,779     $113,754    $137,530

Cost of revenues (exclusive of items shown separately below)        10,001       13,931       36,841      50,683
Advertising, promotion and selling                                   5,886        7,571       21,006      29,732
General and administrative                                           6,585        6,754       19,164      27,380
Depreciation                                                           397          975        1,754       3,473
Amortization                                                         1,872        2,910        4,816       9,913
Gain on sale of assets, net                                            --           --        13,259         --
                                                                ------------- ------------ ----------- ------------
Total operating expenses                                            24,741       32,141       70,322     121,181
                                                                ------------- ------------ ----------- ------------
Operating income                                                     8,433        2,638       43,432      16,349


Income (loss) on investments and other, net                             35         (366)         --         (308)
Interest income                                                        104           66          392         446
Interest expense                                                    (2,543)      (1,437)      (3,508)     (5,544)
                                                                ------------- ------------ ----------- ------------
Income before income taxes, minority interests and equity
   income from investments, net                                      6,029          901       40,316      10,943
Provision (benefit) for income taxes                                 1,398          496      (19,143)      3,625
Minority interests                                                       3           33          (46)        (34)
Equity income from investments, net                                    138          120          270         256
                                                                ------------- ------------ ----------- ------------
Income from continuing operations                                    4,772          558       59,683       7,540
Income (loss) from discontinued operations, net of taxes               677          (56)       2,872          11
Gain (loss) on sale of discontinued operations, net of taxes           (10)         --        15,844       5,573
                                                                ------------- ------------ ----------- ------------
Net income                                                        $  5,439       $  502     $ 78,399    $ 13,124
                                                                ============= ============ =========== ============
Earnings per share:
Basic

      Income from continuing operations                              $0.14        $0.02        $1.75       $0.21
                                                                ============= ============ =========== ============
      Net income                                                     $0.16        $0.01        $2.29       $0.37
                                                                ============= ============ =========== ============
Diluted

      Income from continuing operations                              $0.13        $0.02        $1.63       $0.21
                                                                ============= ============ =========== ============
      Net income                                                     $0.15        $0.01        $2.15       $0.36
                                                                ============= ============ =========== ============
Shares used in computing earnings per share:

Basic                                                               34,847       35,643       34,166      35,403
                                                                ============= ============ =========== ============
Diluted                                                             37,129       35,875       36,498      36,093
                                                                ============= ============ =========== ============


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Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three months and years ended December 31, 2005 and 2006. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, Clipart.com, PhotoObjects.net, FlashFoundry.com, AnimationFactory.com, RoyaltyFreeMusic.com, Stockxpert.com and JupiterGreetings.com. Online media consists of the internet.com online division that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

(unaudited)                                             Three Months Ended              Year Ended
                                                           December 31,                 December 31,
(in thousands)                                     ---------------------------- ---------------------------
                                                        2005          2006          2005          2006
                                                   -------------- ------------- ------------- -------------
Revenues:
      Online images                                  $ 24,753      $ 27,087      $ 80,658      $106,636
      Online media (A)                                  8,415         7,692        33,066        30,888
      Other                                                 6           --             30             6
                                                   -------------- ------------- ------------- -------------
                                                       33,174        34,779       113,754       137,530
                                                   -------------- ------------- ------------- -------------
Cost of revenues and operating expenses:(B)
      Online images                                    13,634        19,354        44,490        70,298
      Online media                                      4,305         4,483        19,556        19,737
      Gain on sale of assets, net (C)                     --             --       (13,259)          --
      Depreciation and amortization                     2,269         3,885         6,570        13,386
      Other                                             4,533         4,419        12,965        17,760
                                                   -------------- ------------- ------------- -------------
                                                       24,741        32,141        70,322       121,181

Operating income (loss):
      Online images                                    11,119         7,733        36,168        36,338
      Online media                                      4,110         3,209        13,510        11,151
      Gain on sale of assets, net (C)                     --             --        13,259           --
      Other (D)                                        (6,796)       (8,304)      (19,505)      (31,140)
                                                   -------------- ------------- ------------- -------------
                                                     $  8,433      $  2,638      $ 43,432      $ 16,349
                                                   ============== ============= ============= =============


(A) Jupitermedia sold its ClickZ.com Network on August 5, 2005. Online media revenues include $1.8 million for the year ended December 31, 2005, from the ClickZ.com Network.

(B) Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $801,000 and $3.7 million, respectively, for the three months and year ended December 31, 2006.

(C)  Represents gain on sale of ClickZ.com Network of $13.3 million.

(D)  Includes depreciation and amortization expense.


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
                                              Jupitermedia Corporation

                                   Unaudited Consolidated Condensed Balance Sheets

                                             December 31, 2005 and 2006
                                 (in thousands, except share and per share amounts)

                                                                                    December 31,     December 31,
                                                                                        2005             2006
                                                                                   ---------------- ---------------
                                      ASSETS
Current assets:
      Cash and cash equivalents                                                    $      18,546    $       8,891
      Accounts receivable, net of allowances of $1,935 and $2,114, respectively           20,640           25,013
      Prepaid expenses and other                                                           3,517            2,601
      Deferred income taxes                                                                  425            3,350
      Assets of discontinued operations                                                    8,763               --
                                                                                   ---------------- ---------------
            Total current assets                                                          51,891           39,855
Property and equipment, net                                                                9,807           11,691
Intangible assets, net                                                                    66,799           76,839
Goodwill                                                                                 169,960          200,094
Deferred income taxes                                                                      8,690            2,147
Investments and other assets                                                               1,766            1,281
                                                                                   ---------------- ---------------
            Total assets                                                           $     308,913    $     331,907
                                                                                   ================ ===============

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                                             $       6,552    $       5,269
      Accrued payroll and related expenses                                                 2,390            3,188
      Accrued expenses and other                                                          13,287           14,186
      Current portion of long-term debt                                                   16,000           16,000
      Deferred revenues                                                                   11,743           13,362
      Liabilities of discontinued operations                                               7,211               --
                                                                                   ---------------- ---------------
            Total current liabilities                                                     57,183           52,005
      Long-term debt                                                                      46,214           49,899
      Deferred revenues                                                                      156              181
                                                                                   ---------------- ---------------
            Total liabilities                                                            103,553          102,085
                                                                                   ---------------- ---------------


Stockholders' equity:
      Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares
         issued and outstanding                                                              --               --
      Common stock, $.01 par value, 75,000,000 shares authorized, 34,937,025 and
         35,713,327 shares issued at December 31, 2005 and 2006, respectively                349              357
      Additional paid-in capital                                                         251,919          259,945
      Accumulated deficit                                                                (45,291)         (32,167)
      Treasury stock, 65,000 shares, at cost                                                (106)            (106)
      Accumulated other comprehensive income (loss)                                       (1,511)           1,793
                                                                                   ---------------- ---------------
            Total stockholders' equity                                                   205,360          229,822
                                                                                   ---------------- ---------------
            Total liabilities and stockholders' equity                             $     308,913    $     331,907
                                                                                   ================ ===============


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
                                         Jupitermedia Corporation

                         Unaudited Consolidated Condensed Statements of Cash Flows

                              For the Years Ended December 31, 2005 and 2006
                                              (in thousands)


                                                                               Year Ended December 31,
                                                                              ---------------------------
                                                                                  2005          2006
                                                                              ------------- -------------

Cash flows from operating activities:
      Income from continuing operations                                       $    59,683   $     7,540
      Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
            Depreciation and amortization                                           6,570        13,386
            Stock-based compensation                                                   --         3,695
            Provision (benefit) for losses on accounts receivable                      (4)          557
            Minority interests                                                         46            34
            Equity (income) from investments, net                                    (270)         (256)
            Gain on sale of assets, net                                           (13,259)           --
            Loss on investments and other, net                                         --           308
            Deferred income taxes                                                 (24,549)        1,665
            Excess benefit from stock-based compensation                               --        (1,273)
      Changes in current assets and liabilities (net of businesses acquired):
            Accounts receivable, net                                                 (606)       (3,370)
            Prepaid expenses and other                                              1,230            14
            Accounts payable and accrued expenses                                  (4,451)      (11,570)
            Deferred revenues                                                         101         1,644
            Discontinued operations                                                 1,836         1,054
                                                                              ------------- -------------
                  Net cash provided by operating activities                        26,327        13,428
                                                                              ------------- -------------
Cash flows from investing activities:
      Purchases of property and equipment                                          (2,225)       (3,255)
      Acquisitions of businesses and other                                       (146,799)      (37,758)
      Proceeds from sale of assets and other                                       14,911           368
      Proceeds from sale of discontinued operations                                28,135         9,600
      Distribution from internet.com venture funds                                    105            --
      Discontinued operations                                                          --            --
                                                                              ------------- -------------
                  Net cash used in investing activities                          (105,873)      (31,045)
                                                                              ------------- -------------
Cash flows from financing activities:
      Borrowings under credit facilities                                          150,212        24,650
      Debt issuance costs                                                          (2,030)         (136)
      Repayment of borrowings under credit facilities                             (87,999)      (20,965)
      Proceeds from exercise of stock options                                       7,953         2,890
      Excess benefit from stock-based compensation                                     --         1,273
      Discontinued operations                                                          --            --
                                                                              ------------- -------------
                  Net cash provided by financing activities                        68,136         7,712
                                                                              ------------- -------------
Effect of exchange rates on cash                                                     (223)          250
                                                                              ------------- -------------
Net increase (decrease) in cash and cash equivalents                              (11,633)       (9,655)
Cash and cash equivalents, beginning of year                                       30,179        18,546
                                                                              ------------- -------------
Cash and cash equivalents, end of year                                        $    18,546   $     8,891
                                                                              ============= =============


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Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia's expectations as of March 14, 2007. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)                 Q1 2007
                                                                    -------
                                                                      (A)

Revenues                                                              $34.5-35.5

Cost of revenues, advertising, promotion & selling, and general       $29.0-30.0
& administrative expenses (B)

EBITDA (Earnings before interest, taxes, depreciation and                   $5.5
amortization)

Depreciation and amortization                                               $4.2

Interest expense, net                                                       $1.3

Provision for income taxes                                                  $0.0

Net income                                                                  $0.0

Diluted share count                                                         36.0

Earnings per diluted share                                                  $0.0


Notes:

(A) This financial guidance does not include estimated non-cash share-based compensation expense relating to employee stock options in the amount of $0.01 per share for Q1 2007.

(B) Includes approximately $2.0 million of legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007.


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About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com/), headquartered in Darien, CT, is a leading global provider of images, original information and events for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, Stockxpert.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com and JupiterGreetings.com. The media segment of Jupitermedia consists of the internet.com online division, which operates four distinct networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. The internet.com online division includes more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 350 million page views monthly. In addition, the media segment includes internet.com events, which produces offline conferences and trade shows focused on IT and business-specific topics including ISPCON, INBOX, bITa USA and Web Video Summit.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Michael DeMilt
VP of Marketing
212-547-7938
press@jupitermedia.com


All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.


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